SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (date of earliest event reported) : March 17th, 2005

                             ORGANITECH U.S.A. INC.

             (Exact name of Registrant as specified in its charter)

         Delaware                     0-XXXXXX                   0969365
         --------                     --------                   -------
(State or other jurisdiction    (Commission File No.)        (IRS Employer
      of incorporation)                                    Identification No.)

                             YOQNEAM INDUSTRIAL AREA
                       P.O. BOX 700, YOQNEAM 20692, ISRAEL
                                 972-4-959-0515
          (Address of principal place of business or intended principal place of business)

               LIOR HESSEL, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             YOQNEAM INDUSTRIAL AREA
                       P.O. BOX 700, YOQNEAM 20692, ISRAEL
                                 972-4-959-0515
            (Name, address and telephone number of agent for service)





ITEM 8.01 OTHER EVENTS

ORGANITECH REPORTS THE APPOINTMENT OF NEW CFO

MARCH 17TH, 2005; ORGANITECH INC. (OTCBB: ORGT) THE US-ISRAELI AGRO-TECHNOLOGY COMPANY, SPECIALIZED IN AUTOMATED, HYDROPONIC GROWTH TECHNOLOGIES AND GREENHOUSE PRODUCTS, ANNOUNCES THE APPOINTMENT OF MR. ELDAD GLOBUS TO CHIEF FINANCIAL OFFICER. THE COMPANY ALSO REPORTS THE TERMINATION OF TWO MANAGEMENT AGREEMENTS.

Eldad Globus (CPA) joined OrganiTECH on March 1st, 2005 replacing former acting CFO, Omri Rothman (CPA). Eldad brings to OrganiTECH over fifteen years of professional experience in accounting, finance and operation management at high-tech companies. He holds an MBA from the Bradford University (UK) and a BS in Accounting from NY University. He is certified as a NY State CPA.


TERMINATION OF MANAGEMENT AGREEMENTS

     o On March 3rd 2005, OrganiTECH and B.L.M. NV signed a mutual Termination of the Management Fee Agreement (dated February 16th,
          2002).

     o On March 3rd 2005, OrganiTECH and Mr. Simon Zenaty signed a mutual Termination of the Management Fee Agreement (dated July 1st, 2003).

ABOUT ORGANITECH USA, INC.: OrganiTECH USA, Inc., through its wholly-owned Israel based subsidiary, OrganiTECH Ltd., is developing technologies designed to cost effectively and completely automate the method by which various foods, plants, and extracts are cultivated. For more information, please visit the Company's official web site at www.organitech.com.

For further information please contact:

For Commercial Partners:                     For Investor Relations:

Lior Hessel (CEO)                            Raimund Gabriel
ORGANITECH LIMITED,                          MC Services AG
PO Box 700,                                  Theresienstrasse 6-8
Yoqneam, 20692, Israel                       D-80333 Munich, Germany

Tel: ++972-4-9590515                         Tel: ++49-89-210228-0
Fax: ++972-4-9590514                         Fax: ++49-89-210228-88

Email: liorh@organitech.com                  Email: gabriel@mc-services.de


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 17th, 2005                OrganiTECH U.S.A., INC.

                                       By: /s/ Lior Hessel
                                       -------------------
                                       Lior Hessel,  President